USA MOBILITY, INC.

EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

GRANT NOTICE

Unless otherwise defined herein, the terms defined in the USA Mobility, Inc. Equity Incentive Plan (the “Plan”) will have the same defined meanings in this Restricted Stock Unit Agreement, which includes the terms in this Grant Notice (the “Grant Notice”) and Appendix A attached hereto (collectively, the “Agreement”).

You have been granted Restricted Stock Units (“RSUs”), each representing the right to receive one share of Stock (“Share”), subject to the terms and conditions of the Plan and this Agreement, as follows:

Name: Address:	(“Participant”)

Date of Grant:
Number of RSUs: Additional RSUs:	(based on $ per share closing price on )
Total RSUs:
Vesting Schedule:	The RSUs shall be fully vested on the Date of Grant

By your signature and the signature of the Corporation’s representative below, you and the Corporation agree that this Award of RSUs is granted under and governed by the terms and conditions of the Plan and the Agreement (including this Grant Notice and Appendix A).

PARTICIPANT:	USA MOBILITY, INC.
________________________________	—
Signature	By:
________________________________	Date: __________
Print Name Date: ___________

APPENDIX A TO RESTRICTED STOCK UNIT AGREEMENT

1. Grant of the RSUs. As set forth in the Grant Notice, the Corporation has granted the Participant RSUs in exchange for past and future services to the Corporation. However, no Shares shall be issued to the Participant until the time set forth in Section 2. Prior to actual payment of any Shares, such RSUs will represent an unsecured obligation of the Corporation, payable only from the general assets of the Corporation.

2. Issuance of Shares.

(a) Subject to Section 2(b), Shares shall be issued to the Participant on the earlier of (i) the date the Participant is no longer an Eligible Director, or (ii) immediately prior to the date of a Change in Control (to the extent such Change in Control results in a “change in ownership of a corporation,” a “change in effective control of a corporation” or a “change in ownership of a substantial portion of a corporation’s assets,” as such provisions are used in Section 409A of the Code). After such date the Corporation shall promptly cause to be issued (either in book-entry form or otherwise) to the Participant or the Participant’s beneficiaries, as the case may be, Shares with respect to such vested RSUs. No fractional Shares shall be issued under this Agreement.

(b) No Shares shall be issued to the Participant pursuant to this Section 2 during the six-month period following the Participant’s termination of service as an Eligible Director unless the Corporation determines, in its good faith judgment, that issuing such Shares at the time or times indicated in this Section would not cause the Participant to incur an additional tax under Section 409A of the Code (in which case such Shares shall be issued at the time or times indicated in this Section). If the issuance of any Shares are delayed as a result of the previous sentence, on the first day following the end of the six-month period, the Corporation will issue to the Participant the Shares that would have otherwise been previously paid to the Participant under this Agreement (as such Shares may have been adjusted pursuant to the terms of the Plan).

3. Death of Participant. Any distribution or delivery to be made to the Participant under this Agreement will, if the Participant is then deceased, be made to the administrator or executor of the Participant’s estate. Any such administrator or executor must furnish the Corporation with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Corporation to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

4. Taxes. The Participant is ultimately liable and responsible for all taxes owed in connection with the RSU, regardless of any action the Corporation or any of its Subsidiaries takes with respect to any tax withholding obligations that arise in connection with the RSU. Neither the Corporation nor any of its subsidiaries makes any representation or undertaking regarding the treatment of any tax withholding in connection with the grant of the RSU or the subsequent sale of Shares issuable pursuant to the RSU. The Corporation and its subsidiaries do not commit and are under no obligation to structure the RSU to reduce or eliminate the Participant’s tax liability.

5. Dividends. In the event the Corporation declares dividends or distributions with respect to the Shares subject to the RSUs granted pursuant to this Agreement, the Participant shall be entitled to receive additional RSUs, issued in accordance with Section 2 of this Agreement, in an amount determined by dividing the cash value (as determined by the Committee if such dividend or distribution is not in cash) any such dividend or distribution by the Fair Market Value of a share of Stock on date the dividend or distribution is declared, provided that the Participant remains an Eligible Director on the record date of such dividend or distribution. In the event of the Participant’s death or termination of employment for any reason between the date the dividend or distribution is declared and the applicable record date, the Participant’s estate or the Participant, as applicable, will receive such dividends or distributions in the form otherwise payable to the holders of shares of Stock, provided that the estate or the Participant, as applicable, continues to hold the Shares upon which the dividends or distribution are declared through the applicable record date.

6. Rights as Stockholder. Except at set forth in Section 5 of this Agreement, neither the Participant nor any person claiming under or through the Participant will have any of the rights or privileges of a stockholder of the Corporation in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book entry form) will have been issued and recorded on the records of the Corporation or its transfer agents or registrars, and delivered to the Participant (including through electronic delivery to a brokerage account). After such issuance, recordation and delivery, the Participant will have all the rights of a stockholder of the Corporation with respect to voting such Shares and receipt of dividends and distributions on such Shares.

7. Award is Not Transferable. Except to the limited extent provided in Section 3 above, this Award of RSUs and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way by the Participant (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process, until the Participant has been issued the Shares. Upon any attempt by the Participant to transfer, assign, pledge, hypothecate or otherwise dispose of this Award, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this Award and the rights and privileges conferred hereby immediately will become null and void.

8. Entire Agreement. This Agreement, subject to the terms and conditions of the Plan, represents the entire agreement between the parties with respect to the RSUs.

9. Binding Agreement. Subject to the limitation on the transferability of this Award contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

10. Additional Conditions to Issuance of Certificates for Shares. The Corporation shall not be required to issue any certificate or certificates for Shares hereunder prior to fulfillment of any or all the following conditions (as determined by the Committee): (a) the admission of such Shares to listing on all stock exchanges on which such class of stock is then listed; (b) the completion of any registration or other qualification of such Shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable; (c) the obtaining of any approval or other clearance from any state or federal governmental agency, which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and (d) the lapse of such reasonable period of time following the date set forth in Section 2 as the Committee may establish from time to time for reasons of administrative convenience.

11. Plan Governs. This Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan will govern.

12. Committee Authority. The Committee will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan and the Agreement as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee in good faith will be final and binding upon the Participant, the Corporation and all other interested persons. No member of the Committee will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

13. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

14. Agreement Severable. In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.

15. Notice of Governing Law. This Agreement will be governed by the internal substantive laws, but not the choice of law rules of the State of Delaware.

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